UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014

Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

Effective June 17, 2014, James Ginter’s employment as President of MDA Holdings, Inc. terminated.

Appointment of Officer

Effective June 17, 2014, B. Franklin Phillips, 55, was appointed to the position of President of MDA Holdings, Inc. (“MDA”).  Prior to joining MDA, from 2009 through June 2014, Mr. Phillips served as Vice President, Sales, Operations and Quality Assurance of Interim Physicians, LLC, which provided physician staffing services. From 2007 through 2009 Mr. Phillips served as Division President of Maxim Physician Resources LLC, which also provided physician staffing services. In 1995, Mr. Phillips founded Weatherby Locums, Inc. which was later acquired by CompHealth, Inc. Mr. Phillips holds a BA in business administration from the University of North Carolina at Charlotte.

There are no arrangements or understandings between Mr. Phillips and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Phillips’ base salary will be $175,000 per year.  He is an at-will employee. Mr. Phillips will participate in certain benefit programs and plans of Cross Country Healthcare, Inc. He is also subject to a confidentiality, nonsolicit and non-compete agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
William J. Burns
Chief Financial Officer

Dated:  June 17, 2014

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